Exhibit 10.36

FORM OF AMERICAN HOME BANK, NATIONAL ASSOCIATION

STOCK OPTION PARTICIPANT AGREEMENT

This Stock Option Participant Agreement (“Agreement”) is made as of [                  ], between AMERICAN HOME BANK, N.A., a national banking association (“Bank”), and [                  ] (“Participant”).

Intending to be legally bound, Bank and Participant agree as follows:

1              Grant of Option.

Subject to the terms and conditions hereinafter set forth, Bank, with the approval and at the direction of the Committee, hereby grants to Participant, as of the date of this Agreement, an option to purchase up to [          ] shares of Common Stock at a price of $[        ] per share.  Such option is hereinafter referred to as the “Option” and the shares of Common Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.”  The Option is intended by the parties hereto to be, and shall be treated as, an “incentive stock option,” as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended.

2              Installment Exercise.

Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, Participant having the right hereunder to purchase from Bank the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

(a)              on and after the first anniversary of the date of this Agreement, up to one-third (ignoring fractional shares) of the total number of Option Shares;

(b)              on and after the second anniversary of the date of this Agreement, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and

(c)              on and after the third anniversary of the date of this Agreement, the remaining Option Shares.

3              Termination of Option.

The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the date of this Agreement (the “Option Term”).

4              Exercise of Options.

(a)           Participant may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the President of Bank written notice of intent to exercise.  The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b)           Full payment (in U.S. dollars) by Participant of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date.

(c)           On the exercise date specified in Participant’s notice or as soon thereafter as is practicable, Bank shall cause to be delivered to Participant a certificate or certificates for the Option Shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as Bank may elect) upon full payment for such Option Shares.  The obligation of Bank to deliver Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(d)           If Participant fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, Participant’s right to purchase such Option Shares may be terminated by Bank.  The date specified in Participant’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5              No Rights of Stockholders.

Neither Participant nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Bank with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

6              Employment Not Affected.

Neither the granting of the Option nor its exercise shall be construed as granting to Participant any right with respect to continuance of employment of Bank.  Except as may otherwise be limited by a written agreement between Bank and Participant, the right of Bank to terminate at will Participant’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Bank and acknowledged by Participant.

7              Amendment of Option.

The Option may be amended by the Committee at any time (a) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the Option; or (b) other than in the circumstances described in clause (a), with the written consent of Participant.

8              Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of Bank’s 2001 Stock Option Incentive Plan adopted by the Committee on August 20, 2001 (the “Plan”), the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

9              Governing Law.

The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, which shall to that extent govern.

10            Securities Law Registration Requirements.

Participant understands that no Common Stock may be issued upon the exercise of any option granted pursuant to the Plan unless at the time of such exercise the Common Stock to be issued has been registered under applicable securities laws or, in the opinion of Bank’s counsel, is not required to be registered.  If the shares are issued and are not registered, Participant represents that all shares of Common Stock purchased upon the exercise of the Option are being acquired for Participant’s own account and not for distribution.  Participant further acknowledges (a) that Participant understands the shares of Common Stock purchased upon the exercise of the Option have not been registered under any federal or state securities law, (b) that Bank has no obligation or intention to secure any exception from the registration requirements of such laws, (c) that Participant may be precluded from selling or otherwise disposing of the shares for an indefinite period of time or at any particular time, and (d) that Bank may impose suitable restrictions on transfer of any shares issued upon exercise of the Option in order to ensure compliance with applicable securities law.

11            Jurisdiction.

EXCLUSIVE JURISDICTION AND VENUE FOR ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL EXIST IN THE COURT OF COMMON PLEAS OF LANCASTER COUNTY, PENNSYLVANIA, AND ANY SUCH LITIGATION SHALL BE RESOLVED BY A NON-JURY TRIAL.  PARTICIPANT AND BANK EACH CONSENT TO SUCH JURISDICTION AND VENUE, EACH WAIVE ANY RIGHT TO A JURY TRIAL AND EACH AGREE THAT ALL SERVICE OF PROCESS, INCLUDING ANY INSTRUMENT TO INITIATE SUIT, SHALL BE EFFECTIVE IF SERVED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

12            Amendment and Termination of Plan.

Bank may amend or terminate the Plan at any time.  Except as required to conform the Plan to any change in federal tax law or in order to qualify the Option granted herein as an incentive stock option, no amendment or termination of the Plan shall affect Participant’s rights and obligations then in effect.

13            Notices.

Except as otherwise provided, any notice to be given by Participant shall be sent to Bank at its address:

American Home Bank, N.A.

American Way Corporate Center

3840 Hempland Road

Mountville, PA 17554

Attn:  Chairman & CEO

and any notice from Bank to Participant shall be sent to Participant at:

Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms of this Agreement.

14            Conflicts.

In instances where there is a conflict between the Plan and this Agreement, the relevant provisions in the Plan shall prevail.

IN WITNESS WHEREOF, Bank and Participant have hereunto set their hands and seals the day and year first above written.

BANK:
AMERICAN HOME BANK, N.A.

By:

PARTICIPANT: